

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from SEC
     Form 10-K and is qualified  in its entirety by reference to such  financial statements as of and for the year ended December 31, 1997.
</LEGEND>
<CIK>                         0000883946
<NAME>                        NETWORK IMAGING CORPORATION
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   DEC-31-1997
<CASH>                                               3,816
<SECURITIES>                                             0
<RECEIVABLES>                                       11,095
<ALLOWANCES>                                       (2,148)<F1>
<INVENTORY>                                            722
<CURRENT-ASSETS>                                    21,215
<PP&E>                                               6,928
<DEPRECIATION>                                     (4,763)
<TOTAL-ASSETS>                                      26,860
<CURRENT-LIABILITIES>                               11,235
<BONDS>                                                  0
<PREFERRED-MANDATORY>                                6,548
<PREFERRED>                                              0
<COMMON>                                                 3
<OTHER-SE>                                           7,966
<TOTAL-LIABILITY-AND-EQUITY>                        26,860
<SALES>                                             35,806
<TOTAL-REVENUES>                                    35,806
<CGS>                                               22,008
<TOTAL-COSTS>                                       22,008
<OTHER-EXPENSES>                                    24,851
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                     286
<INCOME-PRETAX>                                   (11,339)
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                               (11,339)
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                      (14,310)
<EPS-PRIMARY>                                       (0.57)
<EPS-DILUTED>                                       (0.57)

<F1>

                Report of Ernst & Young LLP, Independent Auditors


The Board of Directors

We have audited the consolidated financial statements of Network Imaging Corporation (a Delaware Corporation) as of December 31, 1997 and 1996, and for the years then ended and have issued our report thereon dated February 27, 1998 (included elsewhere herein). Our audits also included the financial statement schedule listed in Item 14(d) of this Annual Report (Form 10-K). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole presents fairly, in all material respects, the information set forth therein.

                                                           /s/ Ernst & Young LLP



Vienna, Virginia
February 27, 1998



                  Valuation and Qualifying Account and Reserve
                           Network Imaging Corporation


                                                Balance at                Additions                     Balance at
                                               Beginning of  Charged to     Due to                         End of
                                                 Period       Expense    Acquisitions     Deductions       Period
Classification

Allowance for uncollectible
  Accounts Receivable
   Year Ended Dec 31, 1995                         1441           96                           1354           183
   Year Ended Dec 31, 1996                          183          219                             25           377
   Year Ended Dec 31, 1997                          377          673                              0          1050
Allowance for Uncollectible
  Notes Receivable
   Year Ended Dec 31, 1995                            0         1350                                         1350
   Year Ended Dec 31, 1996                         1350            0                            875           475
   Year Ended Dec 31, 1997                          475          623                                         1098





